                                       Bylaws
                                         of
                            Irwin Naturals/4Health, Inc.

                                 TABLE OF CONTENTS
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ARTICLE                                                                     PAGE
ARTICLE I      OFFICES                                                        4
Section 1.1    Business Office                                                4
Section 1.2    Registered Office                                              4

ARTICLE II     SHAREHOLDERS                                                   4
Section 2.1    Annual Shareholder Meeting                                     4
Section 2.2    Special Shareholder Meetings                                   4
Section 2.3    Place of Shareholder Meetings
Section 2.4    Notice of Shareholder Meetings                                 5
Section 2.5    Meetings by Telecommunications                                 6
Section 2.6    Fixing of Record Date                                          6
Section 2.7    Shareholder list                                               6
Section 2.8    Shareholder Quorum and Voting Requirements                     7
Section 2.9    Increasing Either Quorum or Voting Requirements                7
Section 2.10   Proxies                                                        7
Section 2.11   Voting of Shares                                               7
Section 2.12   Corporation's Acceptance of Votes                              8
Section 2.13   Inspectors of Election                                         9
Section 2.14   Shareholder Action Without Meeting                             9
Section 2.15   Vote Required: Election of Directors                           9
Section 2.16   Business at Annual Meeting                                    10
Section 2.17   Notification of Nominations                                   10
Section 2.18   Conduct of Meeting                                            11
Section 2.19   Shareholder's Rights to Inspect Corporate Records             11
Section 2.20   Financial Statements Shall be Furnished to the Shareholders   12
Section 2.21   Dissenters' Rights                                            12

ARTICLE III    BOARD OF DIRECTORS                                            12
Section 3.1    General Powers                                                12
Section 3.2    Number, Tenure, and Qualification of Directors                12
Section 3.3    Regular Meetings of the Board of Directors                    13
Section 3.4    Special Meetings of the Board of Directors                    13
Section 3.5    Notice of, and Waiver of Notice for,
               Special Director Meetings                                     13
Section 3.6    Director Quorum                                               13
Section 3.7    Directors, Manner of Acting                                   13
Section 3.8    Establishing a "Supermajority" Quorum of Voting Requirement
               for the Board of Directors                                    14
Section 3.9    Director Action Without a Meeting                             14
Section 3.10   Removal of Directors                                          14
Section 3.11   Board of Director Vacancies                                   14
Section 3.12   Director Compensation                                         15
Section 3.13   Director Committees                                           15
Section 3.14   Executive Committee                                           16

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ARTICLE                                                                    PAGE
ARTICLE IV     OFFICERS                                                      17
Section 4.1    Number of Officers                                            17
Section 4.2    Appointment and Term of Office                                17
Section 4.3    Removal of Officers                                           17
Section 4.4    Chairman                                                      17
Section 4.5    President                                                     18
Section 4.6    Vice-Presidents                                               18
Section 4.7    Secretary                                                     18
Section 4.8    Treasurer                                                     18
Section 4.9    Assistant Secretaries and Assistant Treasures                 18
Section 4.10   Salaries                                                      19

ARTICLE V      INDEMNIFICATION OF DIRECTORS, OFFICERS,
               AGENTS, AND EMPLOYEES                                         19
Section 5.1    Indemnification of Directors                                  19
Section 5.2    Advance Expenses for Directors                                19
Section 5.3    Indemnification of Officers, Agents, and Employees who
               are not Directors                                             19

ARTICLE VI     CERTIFICATES FOR SHARES AND THEIR TRANSFER                    19
Section 6.1    Certificates for Shares                                       19
Section 6.2    Shares Without Certificates                                   20
Section 6.3    Registration of the Transfer of Shares                        20
Section 6.4    Restrictions on Transfer of Shares Permitted                  20
Section 6.5    Acquisition of Shares                                         21

ARTICLE VII    DISTRIBUTIONS                                                 22

ARTICLE VIII   CORPORATE SEAL                                                22

ARTICLE IX     DIRECTORS CONFLICTING INTEREST
               TRANSACTIONS                                                  22

ARTICLE X      AMENDMENTS                                                    22

ARTICLE XI     FISCAL YEAR                                                   23
CERTIFICATE OF SECRETARY                                                     23

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
                                     BYLAWS OF
                            IRWIN NATURALS/4HEALTH, INC.

                                     ARTICLE I
                                      OFFICES

     Section 1.1 BUSINESS OFFICE. The principal office of the corporation shall be located at any place either within or outside the state of Utah as designated in the corporation's most current annual report filed with the Utah Division of Corporations and Commercial Code. The corporation may have such other offices, either within or without the state of Utah, as the board of directors may designate or as the business of the corporation may require from time to time. The corporation shall maintain at its principal office a copy of certain records, as specified in section 2.19 of Article II.

     Section 1.2 REGISTERED OFFICE. The registered office of the corporation, required by section 16-10a-501 of the Utah Revised Business Corporation Act (the "Act") or any section of like tenor as from time to time amended shall be located within Utah and may be, but need not be, identical with the principal office (if located within Utah). The address of the registered office may be changed from time to time.

                                     ARTICLE II
                                    SHAREHOLDERS

     Section 2.1 ANNUAL SHAREHOLDER MEETING. The annual meeting of the shareholders shall be held within 150 days of the close of the corporation's fiscal year, at a time and date as is determined by the corporation's board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Utah, such meeting shall be held on the next succeeding business day.

     If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient. The failure to hold an annual or special meeting does not affect the validity of any corporate action or work a forfeiture or dissolution of the corporation.

     Section 2.2 SPECIAL SHAREHOLDER MEETINGS. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president, the Chairman of the Board or by the board of directors and shall be called by the president at the request of the holders of not less than one- tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

     Section 2.3 PLACE OF SHAREHOLDER MEETINGS. The board of directors may designate any place, either within or without the state of Utah, as the place of meeting for any annual or any special meeting of the shareholders, unless by written consents, which may be in the form of waivers of notice or otherwise, a majority of shareholders entitled to vote at the meeting may designate a different place, either within or without the state of Utah, as the place for the holding of such meeting. If no designation is made by either the directors or majority action of the voting shareholders the place of the meeting shall be the principal office of the corporation.

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     Section 2.4  NOTICE OF SHAREHOLDER MEETINGS.

     (a) REQUIRED NOTICE. Written notice stating the place, day, and time of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either in person, by any form of electronic communication, by mail, by private carrier, or by any other manner provided for in the Act, by or at the direction of the president, the board of directors, or other persons calling the meeting, to each shareholder of record, entitled to vote at such meeting and to any other shareholder entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4)five days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

     (b) ADJOURNED MEETING. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or, must be fixed (see section 2.8 of this Article II) or if the adjournment is for more than 30 days, then notice must be given pursuant to the requirements of paragraph (a) of this section 2.4, to those persons who are shareholders as of the new record date.

     (c) WAIVER OF NOTICE. The shareholder may waive notice of the meeting (or any notice required by the Act, articles of incorporation, or bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

     (d)  SHAREHOLDER ATTENDANCE. A shareholders attendance at a meeting:
          (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

          (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or proposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     (e) CONTENTS OF NOTICE. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this section 2.4(e), the articles of incorporation, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

     If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger of share exchange; (3) the sale, lease, exchange, or other disposition of all, or substantially all of the corporation's property; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and, to the extent applicable, be accompanied by a copy or summary of the: (1) articles of amendment; (2) plan of merger or share exchange; (3) agreement for the disposition of all or substantially all of the corporation's property; or (4) the terms of the dissolution. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are, or may be entitled to assert dissenters' rights, and must be accompanied by a copy of the provisions of the Act governing such rights.

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     Section 2.5  MEETINGS BY TELECOMMUNICATIONS.  Any or all of the
shareholders may participate in an annual or special meeting of shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is considered to be present in person at the meeting.

     Section 2.6 FIXING OF RECORD DATE. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the meeting of shareholders or the payment of any distribution or dividend. If no record date is so fixed by the board of directors for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, the record date for determination of such shareholders shall be at the close of business on:

     (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the board of directors or any person specifically authorized by the board of directors or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

     (b) With respect to a special shareholders' meeting demanded by the shareholders, the date the first shareholders signs the demands;

     (c) With respect to the payment of a share dividend, the date the board of directors authorizes the share dividend;

     (d) With respect to actions taken in writing without a meeting (pursuant to Article II, section 2.14), the date the first shareholder signs a consent; and

     (e) With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section 2.6, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date. A new record date must be fixed if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 2.7 SHAREHOLDER LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists, see
Article II, section 2.8) and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, or his agent or attorney, is entitled, on written demand, to inspect and , subject to the requirements of section 2.19 of this
Article II and section 16-10a-1602 and 16-10a-1603 of the Act, or any section of like tenor as from time to time amended, to inspect and copy the list during regular business hours, at his expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

     Section 2.8 SHAREHOLDER QUORUM AND VOTING REQUIREMENTS. If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a bylaw adopted pursuant to section 2.9 of this Article II, or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

     If the articles of incorporation or the Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw adopted pursuant to section 2.9 of this Article II, or the Act require a greater number of affirmative votes.

     Section 2.9 INCREASING EITHER QUORUM OR VOTING REQUIREMENTS. For purposes of this section 2.9, a "supermajority" quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

     The shareholders, but only if specifically authorized to do so by the articles of incorporation, may adopt, amend, or delete a bylaw which fixes a "supermajority" quorum or "supermajority" voting requirement.

     The adoption or amendment of a bylaw that adds, changes, or deletes a "supermajority" quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement than in effect or proposed to be adopted, whichever is greater.

     A bylaw that fixes a supermajority quorum voting requirement for shareholders may not be adopted, amended, or repealed by the board of directors.

     Section 2.10 PROXIES. At all meetings of shareholders, a shareholder may vote in person, or vote by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

     Section 2.11 VOTING OF SHARES. Unless otherwise provided in the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting; provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     Redeemable shares are not entitled to vote after notice of redemption is mailed to the holder and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     Section 2.12  CORPORATION'S ACCEPTANCE OF VOTES.

     (a) If the name signed on a vote, consent, waiver, or proxy appointment or revocation corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment or revocation and give it effect as the act of the shareholder.

     (b) If the name signed on a vote, consent, waiver, or proxy appointment or revocation does not corresponds to the name of a shareholder, the corporation if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment or revocation and give it effect as the act of the shareholder if:

          (1) the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

          (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment or revocation;

          (3) the name signed purports to be that of receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment or revocation;

          (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment or revocation; and

          (5) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

     (c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment or revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature or about the signatory's authority to sign for the shareholder.

     (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment or revocation in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

     (e) Corporate action based on the acceptance or revocation of a vote, consent, waiver, or proxy appointment or revocation under section 2.12 is valid unless a court of competent jurisdiction determines otherwise.

     Section 2.13 INSPECTORS OF ELECTION. There shall be appointed at least one inspector of the vote. Such inspector shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Unless appointment in advance of any such meeting by the board of directors, such inspector shall be appointed for the meeting by the presiding officer. In the absence of any such appointment, the secretary of the corporation shall act as the inspector. No candidate for the office of director (whether or not then a director) shall be appointed as such inspector. Such inspector shall be responsible for tallying and certifying each vote, whether made in person or by proxy.

     Section 2.14 SHAREHOLDER ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the shareholders, except for the election of directors as set forth in section 2.15 of this Article II, may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote with respect to the subject matter thereof are present. Directors may be elected without a meeting of shareholders by the written consent of the shareholders holding all of the shares entitled to vote for the election of directors. Unless the written consents of all shareholders entitled to vote have been obtained. notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action authorized by the approval to (i) those shareholders entitled to vote who have not consented in writing, and (ii) those shareholders not entitled to vote and to whom the Act requires that notice of the proposed action be given. If the act to be taken requires that notice be given to nonvoting shareholders, the corporation shall give the nonvoting shareholders written notice of the proposed action at least ten days before the action is taken. The notice shall contain or be accompanied by the same materials that would have been required if a formal meeting had been called to consider the action. A consent signed under this section 2.14 has the effect of a meeting vote and may be described as such in any document. The written consents are only effective if received by the corporation within a 60 day period and not revoked prior to the receipt of the written consent of that number of shareholders necessary to effectuate such action. Action taken pursuant to a written consent is effective as of the date the last written consent necessary to effect the action is received by the corporation, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action, in which case the later date shall be the effective date of the action. If the corporation has received written consents signed by all shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action. Such consents may be executed in any number of counterparts or evidenced by any number of instruments of substantially similar tenor.

     Section 2.15 VOTE REQUIRED: ELECTION OF DIRECTORS. The election need not be by ballot unless any shareholder so demands before the voting begins. Except as otherwise provided by law, the articles of incorporation, any preferred stock designation, or these bylaws, all matters other than the election of directors submitted to the shareholders at any meeting shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action. At all meetings of the shareholders at which directors are to be elected, except as otherwise set forth in any stock designation with respect to the right of the holders of any class or series of stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast at the meeting.

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     Section 2.16   BUSINESS AT ANNUAL MEETING.  At any annual meeting of the
shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any shareholder of record of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive offices of the corporation not less than 30 days prior to the date of the annual meeting; PROVIDED, in the event that less than 40 days' notice of the date of the meeting is given or made to shareholders, to be timely, a shareholder's notice shall be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder of record proposing such business, (c) the class and number of shares of the corporation's capital stock that are beneficially owned by such shareholder, and (d) any material interest of such shareholder in the business. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section. The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions, and if such presiding officer should so determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and if such presiding officer should so determine, such presiding officer shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.

     Section 2.17 NOTIFICATION OF NOMINATIONS. Nominations for the election of directors may be made by the Executive Committee of the board of directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which of such meeting is first given to shareholders. Each such notice shall set forth:

          (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

          (b) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

          (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the board of directors; and

          (e) the consent of each nominee to serve as a director of the corporation if elected.

The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 2.18 CONDUCT OF MEETING. The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and do all such acts as, in the judgment of such chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     Section 2.19   SHAREHOLDER'S RIGHTS TO INSPECT CORPORATE RECORDS.

          (a) MINUTES AND ACCOUNTING RECORDS. The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

          (b) ABSOLUTE INSPECTION RIGHTS OF RECORDS REQUIRED AT PRINCIPAL OFFICE. If a shareholder gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, such shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the corporation is required to keep at its principal office:

               (1) its articles or restated articles of incorporation and all amendments to the articles of incorporation currently in effect;

               (2) its bylaws or restated bylaws and all amendments to the bylaws currently in effect;

               (3) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

               (4) all written communications to shareholders within the past three years;

               (5) a list of the names and business addresses of its current directors and officers;

               (6) the most recent annual report of the corporation delivered to the Utah Division of Corporations and Commercial Code; and

               (7) all financial statements prepared for periods ending during the last three years that a shareholder could request under section 2.20.

          (c) CONDITIONAL INSPECTION RIGHT. In addition, if a shareholder gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which such shareholder wishes to inspect and copy, such shareholders describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, such shareholder of the corporation (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

               (1) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors acting on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under paragraph (b) of this section 2.19;

               (2)  accounting records of the corporation; and

               (3) the record of shareholders (compiled no earlier than the date of the shareholders demand).

          (d) COPY COSTS. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material (including third-party costs) for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

          (e)  SHAREHOLDER INCLUDES  BENEFICIAL OWNER.  For purposes of this section 2.19, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

     Section 2.20 FINANCIAL STATEMENTS SHALL BE FURNISHED TO THE SHAREHOLDERS. Upon written request of any shareholder, the corporation shall mail to such shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

     Section 2.21 DISSENTERS' RIGHTS. Each shareholder shall have the right to dissent from and obtain payment for such shareholder's shares when so authorized by the Act, the articles of incorporation, these bylaws, or in resolution of the board of directors.


                                    ARTICLE III
                                 BOARD OF DIRECTORS

     Section 3.1 GENERAL POWERS. Unless the articles of incorporation have dispensed with or limited the authority of the board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

     Section 3.2 NUMBER, TENURE, AND QUALIFICATION OF DIRECTORS. Until after June 30, 2003, all the corporate powers of this corporation shall be vested in, and managed by, a board of not less than three nor more than five directors and, thereafter, such larger or lesser number as may be determined by the affirmative vote of a majority of the outstanding shares of voting capital stock then entitled to vote generally in the election of directors, voting together as a single class. The board of directors shall be and is divided into three classes: Class I, Class II, and Class III, which shall be as nearly equal as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 2001; each initial director in Class II shall hold office until the annual meeting of stockholders in 2000; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1999. Notwithstanding the foregoing provisions in this Section 3.2, each director shall serve until his successor is duly elected and qualified or until his death, resignation, or removal. At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and have qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class.

     Section 3.3 REGULAR MEETINGS OF THE BOARD OF DIRECTORS. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section 3.4 SPECIAL MEETING OF THE BOARD OF DIRECTORS. Special meetings of the board of directors may be called by or at the request of the president, the chairman of the board or any one director. The person authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors.

     Section 3.5 NOTICE OF, AND WAIVER OF NOTICE FOR, SPECIAL DIRECTOR MEETINGS. Unless the articles of incorporation provide for a longer or shorter period, notice of any special director meeting shall be given at least two business days prior thereto either orally, in person, by telephone, by any form of electronic communication, by mail, by private carrier, or by any other manner provided for in the Act. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation or the Act, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.6 DIRECTOR QUORUM. A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles of incorporation require a greater number.

     Any amendment to this quorum requirement is subject to the provisions of section 3.8 of this Article III.

     Section 3.7 DIRECTORS, MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage. Any amendment which changes the number of directors needed to take action, is subject to the provisions of section 3.8 of this Article III.

     Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting: or (2) his dissent or abstention from the action taken is requested by such director to be entered in the minutes of the meeting: or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 3.8 ESTABLISHING A "SUPERMAJORITY" QUORUM OR VOTING REQUIREMENT FOR THE BOARD OF DIRECTORS. For purposes of this section 3.8, a "supermajority" quorum is a requirement that requires more than a majority of the directors in office to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

     A bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

     (1) if originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders); or

     (2) if originally adopted by the board of directors, either by the shareholders or by the board of directors.

     A bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

     Subject to the provisions of the preceding paragraph, action by the board of directors to adopt, amend, or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement than in effect or proposed to be adopted, whichever is greater.

     Section 3.9 DIRECTOR ACTION WITHOUT A MEETING. Unless the articles of incorporation provide otherwise, any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors sign a written consent describing the action taken, and such consent is filed with the records of the corporation. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document. Such consent may be executed in any number of counterparts, or evidenced by any number of instruments of substantially similar tenor.

     Section 3.10 REMOVAL OF DIRECTORS. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that the purpose of the meeting is such removal. The removal may be with or without cause unless the articles of incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against such removal.

     Section 3.11 BOARD OF DIRECTOR VACANCIES. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy. Where the articles of incorporation do not preclude the shareholders from filling such vacancy, during such time that the shareholders fail or are unable to fill such vacancies, then and until the shareholders act:

     (1)  the board of directors may fill the vacancy; or

     (2) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. If two or more directors are elected by the same voting group, only remaining directors elected by such voting group are entitled to vote to fill the vacancy of a director elected by the voting group if it is filled by directors.

     A vacancy that will occur at a specific later date (by reason of resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     A director elected to fill a vacancy created other than by an increase in the number of directors shall be elected for the unexpired term of such director's predecessor in office or such lesser period as may be prescribed by the board of directors. A director elected to fill a vacancy created by reason of an increase in the number of directors shall be elected for a term that expires at the next shareholders' meeting at which directors are elected, unless such vacancy is filled by vote of the shareholders, in which case the term shall expire on the later of the next annual meeting at which directors are elected or the term designated for the director at the time of the creation of the position being filled.

     Despite the expiration of a director's term, such director shall continue to serve until the election and qualification of a successor or until there is a decrease in the number of directors.

     Section 3.12 DIRECTOR COMPENSATION. Unless otherwise provided in the articles of incorporation, by resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.13  DIRECTOR COMMITTEES.  Except as otherwise provided in section 3.14 hereof:

     (a) CREATION OF COMMITTEES. Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

     (b) SELECTION OF MEMBERS. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation to take such action (or if not specified in the articles of incorporation, the number required by section 3.7 of this Article III to take action).

     (c) REQUIRED PROCEDURES. Sections 3.4, 3.5, 3.6, 3.7, 3.8, and 3.9 of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

     (d) AUTHORITY. Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee; provided, however, a committee may not:

          (1) authorize distribution to shareholders;

          (2) approve, or propose to shareholders, action that the Act requires be approved by shareholder;

          (3) fill vacancies on the board of directors or on any of it committees;

          (4) amend the articles of incorporation pursuant to the authority of directors to do so granted by section 16-10a-1002 of the Act or any section of like tenor as from time to time amended;

          (5)  adopt, amend, or repeal bylaws:

          (6)  approve a plan of merger not requiring shareholder approval;

          (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

          (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

     Section 3.14   EXECUTIVE COMMITTEE.

     (a) Creation. The board of directors shall create an Executive Committee consisting of three members: the Chairman of the Board, the president, and one other independent, non-employee Class III director. The Committee shall have all of the powers of the board when the board is not in session, except for the right to exercise any of the following powers which shall only be exercisable by the board:

     1.   To adopt an annual budget for the Corporation:
     2.   To issue securities:
     3.   To sell a material portion of the assets of the Corporation;
     4.   To change the business of the Corporation:
     5. To incur any indebtedness by the Corporation other than trade payables incurred in the ordinary course;
     6. To authorize any merger, consolidation or other business combination or any recapitalization or reclassification of any class of securities of the Corporation;
     7. To declare or pay dividends in respect of any securities of the Corporation;
     8.   To amend the Corporation's Articles of Incorporation or Bylaws; or
     9. To authorize any other matter which under applicable law is required to be determined by the Board of Directors.

     (b) Required Procedures. In addition to and in substitution of the relevant provisions of section 3.13(c), the Executive Committee shall adopt and comply with the following special procedures;

          (i) A meeting of the Executive Committee may be called on twenty-four (24) hour notice orally (to be followed immediately with written or facsimile notice) or in a writing personally delivered or sent by facsimile to each of the members thereof.

          (ii) A quorum for the transaction of business by the Executive Committee at any meeting shall require the presence, in person or by means of conference telephone call, wherein all the participants can hear each other, of both the Chairman of the Board and the President, either of whom may object to the transaction of any business at such meeting, in which case such meeting shall not be deemed duly convened.

     (c) Review of Decisions. Any decision of the Executive Committee shall be subject to review and revision by the board of directors at a regular meeting of the board of directors or at any special meeting convened by the Chairman of the Board or the President.

     (d)  Amendment.  Until after June 30, 2003, the provisions of this
Section 3.14 may be amended or repealed only upon receipt of the affirmative vote of at least eighty percent (80%) of the outstanding shares of voting capital stock of the Corporation then entitled to vote generally on the election of directors, voting together as a single class, and, thereafter, by a majority vote of the directors.

                                     ARTICLE IV
                                      OFFICERS

     Section 4.1 NUMBER OF OFFICERS. The officers of the corporation shall be a president and a secretary, both of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

     Section 4.2 APPOINTMENT AND TERM OF OFFICE. The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. If no term is specified, such term shall continue until the first meeting of the directors held after the next annual meeting of shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner provided in section 4.3 of this Article IV.

     Section 4.3 REMOVAL OF OFFICERS. Any officer or agent may be removed by the board of directors or an officer authorized to do so by the board of directors at any time either before or after the expiration of the designated term, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Neither the appointment of an officer nor the designation of a specified term shall create any contract rights.

     Section 4.4 CHAIRMAN. The board of directors may elect one of their members as chairman who, if so elected, shall preside at all meetings of the board of directors and shall be a member of the executive committee, if any. In the absences of a chairman or if no chairman is elected, the president shall preside at meetings of the board of directors.

     Section 4.5 PRESIDENT. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The president shall, when present, preside at all meetings of the shareholders and of the board of directors, if the chairman of the board is not present. The president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments arising in the normal course of business of the corporation and such other instruments as may be authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     Section 4.6 VICE-PRESIDENTS. If appointed, in the event of the president's death or inability to act, the vice-president (or in the event there be more than one vice-president, the executive vice-president or, in the absence of any designation, the senior vice-president in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of an be subject to all the restrictions upon the president. A vice-president, if any, may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which has been authorized by resolution of the board of directors; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

     Section 4.7 SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and, if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholders;
(f) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     Section 4.8 TREASURER. The treasurer, if any, and in the absence thereof of the secretary, shall; (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by the board of directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

     Section 4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Any assistant secretary, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which has been authorized by a resolution of the board of directors. Any assistant treasurer shall, if required by the board of directors, give bonds for the faithful discharge of his duties in such sums and with such sureties as the board of directors shall determine. Any assistant secretary or assistant treasurer, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

     Section 4.10 SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors or by a duly authorized officer.


                                     ARTICLE V
           INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES

     Section 5.1 INDEMNIFICATION OF DIRECTORS. The corporation shall indemnify any individual made a party to a proceeding because such individual was a director of the corporation to the extent permitted by and in accordance with section 16-10a-901, et seq. of the Act or any amendments of successor sections of like tenor.

     Section 5.2 ADVANCE EXPENSES FOR DIRECTORS. To the extent permitted by section 16-10a-04 of the Act or any section of like tenor as amended from time to time, the corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

     (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the Act;

     (b) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay advances if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

     (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5.1 of this
Article V or section 16-10a-901 through section 16-10a-909 of the Act or similar sections of like tenor as from time to time amended.

     Section 5.3     INDEMNIFICATION OF OFFICERS, AGENTS, AND EMPLOYEES WHO
ARE NOT DIRECTORS. Unless otherwise provided in the articles of incorporation, the board of directors may authorize the corporation to indemnify and advance expenses to any officer, employee, or agent of the corporation who is not a director of the corporation, to the extent permitted by the Act.


                                     ARTICLE VI
                     CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 6.1     CERTIFICATES FOR SHARES.

     (a)  CONTENT.   Certificates representing shares of the corporation
shall at minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the state of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. Such certificates shall be signed (either manually or by facsimile) by the president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

     (b) LEGEND AS TO CLASS OR SERIES. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations determined for each series

(and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information without charge on request in writing.

     (c) SHAREHOLDER LIST. The name and address of the person to whom the shares represented thereby issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

     (d) TRANSFERRING SHARES. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     Section 6.2     SHARES WITHOUT CERTIFICATES.

     (a) ISSUING SHARE'S WITHOUT CERTIFICATES. Unless the articles of incorporation provide otherwise, the board of directors may authorize the issuance of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

     (b) WRITTEN STATEMENT REQUIRED. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing minimum:

          (1) the name of the issuing corporation and that it is organized under the laws of the state of Utah;

     (2)  the name of the person to whom issued; and

     (3) the number and class of shares and the designation of the series, if any, of the issued shares.

If the corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, relative rights, preferences, and limitations applicable to each class and the variation in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series). Alternatively, each written statement may state conspicuously that the corporation will furnish the shareholder this information without charge on request in writing.

     Section 6.3 REGISTRATION OF THE TRANSFER OF SHARES. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the record owner of such shares on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     Section 6.4 RESTRICTIONS ON TRANSFER OF SHARES PERMITTED. The board of directors (or shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire, shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

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A restriction on the transfer or registration of transfer of shares is authorized:

     (a) to maintain the corporation's status when it is dependent on the number or identity of its shareholders;

     (b) to preserve entitlements, benefits, or exemptions under federal, state, or local law; and

     (c)  for any other reasonable purpose.

A restriction on the transfer or registration of transfer of shares may:

     (a) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

     (b) obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

     (c) require the corporation, the holders of any class of its shares, or another person to approve the transfer of the restricted share, if the requirement is not manifestly unreasonable; and

     (d) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

     A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section 6.4 and such person has knowledge of the restriction or its existence is noted conspicuously on the front or back of the certificate or is contained in the written statement required by section 6.2 of this Article VI with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

     Section 6.5 ACQUISITION OF SHARES. The corporation may acquire its own shares and unless otherwise provided in the articles of incorporation, the shares so acquired constitute authorized but unissued shares.

     If the articles of incorporation prohibit the reissuance of acquired shares, the number of authorized shares is reduced by the number of shares acquired by the corporation, effective upon amendment of the articles of incorporation, which amendment may be adopted by the shareholders or the board of directors without shareholder action. The articles of amendment must be delivered to the Utah Division of Corporations and Commercial Code for filing and must set forth:

     (a)  the name of the corporation;

     (b) the reduction in the number of authorized shares, itemized by class and series;

     (c) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

     (d) if applicable, a statement that the amendment was adopted by the board of directors without shareholder action and that shareholder action was not required.

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

                                    ARTICLE VII
                                   DISTRIBUTIONS

     The corporation may make distributions (including dividends on its outstanding shares) as authorized by the board of directors and in the manner and upon the terms and conditions provided by law and in the corporation's articles of incorporation.

                                    ARTICLE VIII
                                   CORPORATE SEAL

     The board of directors may provide for a corporate seal which may have inscribed thereon any designation including the name of the corporation, Utah as the state of incorporation, and the words "Corporate Seal."

                                     ARTICLE IX
                    DIRECTORS CONFLICTING INTEREST TRANSACTIONS

     A director's conflicting interest transaction may not be enjoined, be set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, solely because the director, or any person with whom or which the director has a personal, economic, or other association, has an interest in the transaction, if:

     (a) directors' action respecting the transaction was at any time taken in compliance with section 16-10a-852 of the Act or any section of like tenor as amended from time to time;

     (b) shareholders' action respecting the transaction was at any time taken in compliance with section 16-10a-853 of the Act or any section of like tenor as amended from time to time; or

     (c) the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation.

                                     ARTICLE X
                                    AMENDMENTS

     The corporation's board of directors may amend or repeal the corporation's bylaws unless:

     (a) the Act or the articles of incorporation reserve this power exclusively to the shareholders in whole or part; or

     (b) the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

     (c) the bylaw either establishes, amends, or deletes, a supermajority shareholder quorum or voting requirement (as defined in Article II, section 2.9).

     Any amendment which changes the voting or quorum requirement for the board must comply with Article III, section 3.8, and for the shareholders, must comply with Article II, section 2.9.

     The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

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                                     ARTICLE XI
                                    FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the board of directors in consultation with the financial and tax advisors of the corporation.

                              CERTIFICATE OF SECRETARY

The undersigned does hereby certify that such person is the secretary of Irwin Naturals/4Health, Inc., a corporation duly organized and existing under and by virtue of the laws of the state of Utah; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation by unanimous consent dated June 30, 1998 and that the above and foregoing bylaws are now in full force and effect and supersede and replace any prior bylaws of the corporation.

DATED this 30th day of June, 1998.

/s/ Dan Martin
--------------
Dan Martin









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